UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Friedman, Billings, Ramsey Group, Inc.

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FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 9, 2005
To Our Shareholders:
      The Annual Meeting of Shareholders of Friedman, Billings, Ramsey Group, Inc., a Virginia corporation (the “Company”), will be held at the Ritz-Carlton Hotel, 1150 22nd Street, N.W., Washington, D.C., 20037 on Thursday, June 9, 2005, at 9:00 a.m., to vote on the following proposals:
      1. The election of eight directors of the Company;

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2005; and

3.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.
      The Record Date for the meeting, used to determine which shareholders are entitled to vote at the meeting and receive these materials, is April 11, 2005. This Notice, the attached Proxy Statement and the enclosed form of proxy for the meeting are first being sent to shareholders on or about April 29, 2005. A list of shareholders will be available at the meeting and for ten days prior to the meeting at the Company’s offices, 1001 Nineteenth Street North, 14th Floor, Arlington, Virginia 22209.

By Order of the Board of Directors,

William J. Ginivan,
Chief Legal Officer
April 29, 2005

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
PROXY STATEMENT
GENERAL
The Board of Directors of Friedman, Billings, Ramsey Group, Inc., a Virginia corporation (the “Company”), is soliciting proxies to be used at your 2005 Annual Meeting to vote on the matters described in the Notice of Annual Meeting. The term “FBR”, as used herein, refers to the Company and its predecessors, which were first formed in 1989.
VOTING AND OUTSTANDING SHARES
Holders of record of Class A Common Stock and holders of record of Class B Common Stock on April 11, 2005, the Record Date, may vote at the Annual Meeting. On the Record Date, 146,408,574 shares of Class A Common Stock and 24,929,599 shares of Class B Common Stock were outstanding and entitled to vote at the Annual Meeting. No other voting securities of the Company were outstanding. Each shareholder is entitled to one vote for each share of Class A Common Stock and to three votes for each share of Class B Common Stock held on the Record Date. Holders of Class A Common Stock and Class B Common Stock vote together without regard to class on the matters that will come before the Annual Meeting.
The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of certain of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and telegraph from brokerage houses and other stockholders. The Company will also reimburse banks, brokers and other nominees in whose names shares are registered for out-of-pocket expenses incurred by them to furnish this Proxy Statement and related materials concerning the Annual Meeting to beneficial owners.
If you return your executed proxy in time to permit its review and count, your shares will be voted as you direct. You can specify whether shares represented by the proxy are to be voted for the election of all nominees for director or are to be withheld from some or all of them. You also can specify approval, disapproval or abstention as to the selection of an independent public accounting firm.
If your proxy card does not specify how you want to vote your shares, they will be voted “for” the election of all nominees for director, and “for” ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
You may revoke your proxy at any time before it is exercised by written notice to the Corporate Secretary, by timely submission of a properly executed later-dated proxy or by voting in person at the Annual Meeting. Your attendance at the Annual Meeting, by itself, is not enough to revoke your proxy.
A majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on that matter. The election of directors requires a plurality of the votes cast by the shares entitled to vote on the election of directors at the Annual Meeting. The ratification of the selection of an independent auditor requires a majority of the votes that could be cast by the shares that are present in person or represented by proxy at the Annual Meeting.

The total number of votes that could be cast at the Annual Meeting is the sum of votes cast and abstentions. Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum, but are not counted as votes cast for or against the proposals, and as a result will not affect the outcome of the votes. Proxies submitted by brokers that do not indicate a vote for any of the items (so-called “broker non-votes”) are considered “shares present” for purposes of establishing a quorum but will not affect the outcome of the vote.
The Company does not know of any other matter to be presented at the Annual Meeting. Under the Company’s Bylaws, no business other than that stated in the Notice of Annual Meeting of Shareholders may be transacted at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote properly may be taken, the shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting those shares.
The Company’s executive offices are located at 1001 Nineteenth Street North, Arlington, VA 22209.

PROPOSAL 1.
ELECTION OF DIRECTORS
Eight directors will be elected at the Annual Meeting. The Nominating and Governance Committee has nominated all current board members for reelection, with the exception of Emanuel J. Friedman, who has announced his retirement from the Board of Directors, and thus will not stand for reelection. More information on the nominees is provided below. This information has been given to the Company by the nominees. Each director elected at the Annual Meeting will serve until the next annual meeting of the shareholders or until earlier retirement, resignation or removal. Although our Bylaws provide for nine directors positions, the retirement of Mr. Friedman from our board has created a vacancy that we expect to fill in due course.
If unforeseen circumstances (for example, death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, your shares will be voted for that other person.
Proxies cannot be voted at the Annual Meeting for more than these eight nominees, except as described above.
ERIC F. BILLINGS Mr. Billings, age 52, is Chairman and Chief Executive Officer. Since co-founding the Company in 1989, he has continuously served as a director. He served as Vice Chairman and Chief Operating Officer from 1989 to 1999, and as Vice Chairman and Co-Chief Executive Officer from 1999 to April 2003, when he became Co-Chairman and Co-Chief Executive Officer. Mr. Billings became Chairman and Chief Executive Officer on April 28, 2005. He also manages FBR Weston, Limited Partnership. Mr. Billings is the brother of Mr. Jonathan Billings, who is Head of Institutional Brokerage at FBR. Mr. Billings serves on the boards of Wish Friends, Inc., The Washington Scholarship Fund and Catholic Charities.
W. RUSSELL RAMSEY Mr. Ramsey, age 45, has continuously served as a director since co-founding FBR in 1989. In May 2001, Mr. Ramsey founded the Ramsey Asset Management group of companies, formally known as BEM Capital Management. He currently serves as chairman and chief executive officer of Ramsey Asset Management, LLC, the parent company of the group. He served as President and Secretary of FBR from 1989 to 1999 and as President and Co-Chief Executive Officer of FBR from 1999 to 2001. Mr. Ramsey is a member of the board of Directors of Quanta Capital Holdings Ltd. Mr. Ramsey is a trustee of Big Brothers and Big Sisters of the National Capital Area and of the George Washington University Board of Trustees, and sits on the Council of Advisors of the National Geographic Society.
DANIEL J. ALTOBELLO Mr. Altobello, age 64, has served as lead director of the Company since June 26, 2000. Since October 1, 2000, Mr. Altobello, chairman of Altobello Family Partners, has been a private investor and active board member of several companies. From September 1995 until October 2000, Mr. Altobello was the Chairman of Onex Food Services, Inc., the parent of Caterair International, Inc. and LSG/ SKY Chefs, the largest airline catering company in the world. He is a member of the Board of Directors of MESA Air Group, of which he is Lead Director, World Airways, Inc., and Mediabay, Inc., and he is an advisory director of Thayer Capital Partners. Mr. Altobello is also a trustee of Loyola Foundation, Inc.
PETER A. GALLAGHER Mr. Gallagher, age 64, served as a director of FBR Asset Investment Corporation since August 2000 and, upon the merger of FBR Asset Investment Corporation with the Company in March of 2003, he became a director of the Company. Mr. Gallagher retired in May, 2004 as the President and Chief Executive Officer of America’s Promise — the Alliance for Youth, a non-profit organization dedicated to building the character and competence of America’s youth, in which capacity he had served since July 1997. From 1994 through 1996, Mr. Gallagher served as Chief Executive Officer of Source One Financial Services, Inc., and from l989 through 1993 he served as Senior Vice President of AT&T Consumer Affairs. Mr. Gallagher has also served as a member of the Board of Trustees of Pew Charitable Trust — Partnership for Civic Change; VHA Health Foundation, Inc., and the National Assembly of Health and Human Service Organizations, and from 1996 through 1999 he served as Vice Chairman of the District of Columbia Emergency Board of Education.

STEPHEN D. HARLAN Mr. Harlan, age 71, served as a director of FBR Asset Investment Corporation since its founding in 1997 and, upon the merger of FBR Asset Investment Corporation with the Company in March of 2003, he became a director of the Company. He is the Chairman of Harlan Enterprises, LLC, a specialized real estate firm that provides mortgage banking, finance, and investment advising services to commercial real estate investors. Before joining Harlan Enterprises, LLC, he was Chairman of H.G. Smithy from 1994 to 2001. Mr. Harlan was Vice Chairman of KPMG Peat Marwick, where he also served on KPMG’s International Council, Board of Directors, and Management committee. In June 1995, President Clinton appointed Mr. Harlan to the District of Columbia Financial Responsibility and Management Assistance Authority, where he served as Vice Chairman until September 1998. Mr. Harlan is a member of the board of directors of Harris Interactive Inc. and ING Direct. He is also a member of the Senior Council of the Greater Washington Board of Trade and is a Trustee and member of the Executive committee of the Carnegie Endowment for International Peace.
RUSSELL C. LINDNER Mr. Lindner, age 50, served as a director of FBR Asset Investment Corporation since 1999 and, upon the merger of FBR Asset Investment Corporation with the Company in March of 2003, he became a director of the Company. He is currently the Chairman and Chief Executive Officer of the Forge Company, the parent company of Colonial Parking, Inc., and Bear Saint Properties, Inc., a real estate investment advisory firm. He has served as Chairman of the Forge Company since January 1, 1994. Mr. Lindner is a director of the Federal City Council, the Greater Washington Board of Trade and the Washington Police Fund, and is a trustee of the Landon School. He also serves on the Advisory Board of SunTrust Bank (Metro DC).
WALLACE L. TIMMENY Mr. Timmeny, age 67, has served as a director of the Company since December 29, 1997. From 1979 to the present, Mr. Timmeny has been a securities attorney in private practice, currently as a partner in the Washington, D.C. office of Dechert LLP, which he joined in 1996. From 1965 to 1979, Mr. Timmeny was an attorney with the U.S. Securities and Exchange Commission (“SEC”) and ultimately the Deputy Director of the Division of Enforcement of the SEC. Mr. Timmeny has served as an adjunct professor at American University School of Law, George Mason University School of Law and Georgetown University School of Law. Mr. Timmeny is a past chairman of the Executive Council of the Securities Law Committee of the Federal Bar Association. Mr. Timmeny is a member of the Board of Directors of Quanta Capital Holdings Ltd. and Waste Services, Inc. Mr. Timmeny and his law firm have provided and are expected to continue to provide legal services to the Company.
JOHN T. WALL Mr. Wall, age 63, has served as a director of the Company since October 1, 2002. Mr. Wall has served as Chairman and CEO of Capital Markets Advisors, Inc., a firm that provides financial markets advisory services, since its formation in December 2002. From 1965 to October 2002, Mr. Wall served in various management roles at the National Association of Securities Dealers, Inc. and the Nasdaq Stock Market, most recently serving as President of Nasdaq International, Ltd., a position he assumed in 1997. Mr. Wall currently serves on the Board of the Caisse de depot et placement du Quebec. Mr. Wall has also served on numerous industry committees and boards including the National Securities Clearing Corporation, The Options Clearing Corporation and EASDAQ.
Board Recommendation
Your Board of Directors recommends a vote “For” the nominees named in this proposal.

PROPOSAL 2.
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP (“PwC”) to audit the Company’s consolidated financial statements for 2005, and recommends to the shareholders ratification of the appointment of PwC as the Company’s independent registered public accounting firm for 2005. If the selection of PwC is not ratified by the shareholders, the Audit Committee will consider that fact in its review and future selection of the independent registered public accounting firm.
During the Company’s two most recent fiscal years ended December 31, 2004 and 2003, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to PwC’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.
None of the reportable events described under Item 304(a)(1)(v) of SEC Regulation S-K occurred within the Company’s two most recent fiscal years.
The audit reports of PwC on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the Company’s two most recent fiscal years ended December 31, 2004 and 2003, the Company did not consult with any other auditors regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of SEC Regulation S-K.
During 2004, other than tax compliance services related to the preparation of K-1 tax returns for investment partnerships for which the Company is the general partner, PwC did not provide any services to the Company other than audit and audit related services.
Representatives of PwC will be present at the Annual Meeting, will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.
PRINCIPAL AUDITOR FEES AND SERVICES
Aggregate fees for professional services rendered for the Company by PwC for the years ended December 31, 2004 and 2003 were:

	2004	2003

Audit	$2,309,300	$1,211,200
Audit related	$—	$—
Tax:
Compliance	$266,500	$217,000
Other	$—	$—
All other fees	$—	$—

Total	$2,575,800	$1,428,200

The Audit fees for the years ended December 31, 2004 and 2003, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company and subsidiary audits, including quarterly reviews, related investment fund audits for which the Company is the general partner, managing member, or manager, issuance of comfort letters, consents, income tax provision procedures and assistance and review of documents filed with the SEC. The audit fees for 2004 include the audit of internal control over financial reporting.
Tax compliance fees for fiscal 2004 and 2003 were services related to the preparation of K-1 tax returns for investment funds for which the Company is the general partner, managing member or manager. It is the Audit Committee’s policy to review and, if appropriate, approve any audit and non-audit services prior to rendering of such services.
Board Recommendation
The Board of Directors recommends a vote For ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

CORPORATE GOVERNANCE
Independence of our Board of Directors
Our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange (NYSE) require that a majority of our directors must be independent directors. Our Board has adopted as categorical standards the NYSE independence standards to provide a baseline for determining independence. The NYSE independence standards are available in the Corporate Governance Section of our Website at www.fbr.com. Using these criteria, the Board has determined that the following members of our Board are independent: Daniel J. Altobello, Peter A. Gallagher, Stephen D. Harlan, Russell C. Lindner, Wallace L. Timmeny and John T. Wall. If the nominees are elected, we will have eight directors, including these six independent directors.
Board Meetings and Executive Sessions of our Non-Management Directors
The Board of Directors held 12 meetings during 2004. Each of the incumbent directors attended at least 75% of the total number of meetings of the Board and Board Committees on which they serve.
In accordance with FBR’s Corporate Governance Guidelines adopted in October 2003, the non-management directors of the Company will meet without the management directors at least quarterly. The non-management directors held four non-management executive sessions in 2004 following adoption of the Corporate Governance Guidelines. Mr. Altobello, the Lead Director, chairs the meetings of the non-management directors. Shareholders and other interested persons may contact the Lead Director in writing by mail directed to the Corporate Secretary, Friedman, Billings, Ramsey Group, Inc., 1001 Nineteenth Street North, Arlington, VA 22209.
In December 2004 the non-management directors participated in a corporate governance training session conducted by representatives of the law firm of Wachtell, Lipton, Rosen & Katz.
Committee Responsibilities and Meetings
The Board has five standing committees: The Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Risk Policy and Compliance Committee and the Charitable Giving Committee.
The Audit Committee: The members of the Audit Committee are Mr. Harlan, who serves as Chairman of the Committee, Mr. Altobello, Mr. Gallagher and Mr. Wall. The Audit Committee assists the Board of Directors in monitoring the Company’s financial reporting process, and is solely responsible for hiring and monitoring the independence and performance of the Company’s independent auditors. The Board has determined that each member of the Audit Committee is an “independent” director under the independence standards for audit committee members in the rules promulgated by the SEC under the Securities Exchange Act of 1934 and in the NYSE listing standards. The Board of Directors has determined that Mr. Harlan is qualified as an audit committee financial expert, within the meaning of SEC regulations, and possesses related financial management expertise within the meaning of the listing standards of the NYSE. The Audit Committee held nine meetings in 2004. The Board of Directors has adopted a written charter for the Audit Committee, which is posted in the Corporate Governance section of the Company’s website at www.fbr.com.
The Compensation Committee: The members of the Compensation Committee are Mr. Altobello, who serves as Chairman of the Committee, Mr. Gallagher and Mr. Wall. The Board has determined that each member of the Compensation Committee is independent as defined in the NYSE listing standards. The Compensation Committee reviews the Company’s compensation plans and makes recommendations concerning those plans and concerning executive officer compensation. The Compensation Committee held five meetings in 2004. The Board of Directors has adopted a written charter for the Compensation Committee, which is posted in the Corporate Governance section of the Company’s website at www.fbr.com.

The Nominating and Governance Committee: The members of the Nominating and Governance Committee are Mr. Lindner, who serves as Chairman of the Committee, Mr. Gallagher and Mr. Timmeny. The Board has determined that each member of the Nominating and Governance Committee is independent as defined in the NYSE listing standards. The Nominating and Governance Committee assists the Board of Directors in identifying individuals qualified to become Board members, plays a leadership role in shaping the governance of the Company and oversees the evaluation of the Board. The Nominating and Governance Committee met twice in 2004. The Board of Directors has adopted a written charter for the Nominating and Governance Committee, which is posted in the Corporate Governance section of the Company’s website at www.fbr.com.
The Risk Policy and Compliance Committee: The members of the Risk Policy and Compliance Committee are Mr. Timmeny, who serves as Chairman of the Committee, Mr. Lindner and Mr. Wall. The Board has determined that each member of the Risk Policy and Compliance Committee is independent as defined in the NYSE listing standards. The Risk Policy and Compliance Committee assists the Board with respect to assessment of the Company’s risk management policies and procedures, and assessment of the Company’s compliance with legal and regulatory requirements. The Risk Management and Compliance Committee met four times in 2004. The Board of Directors has adopted a written charter for the Risk Policy and Compliance Committee, which is posted in the Corporate Governance section of the Company’s website at www.fbr.com.
The Charitable Giving Committee: The members of the Charitable Giving Committee are Mr. Gallagher, who serves as Chairman of the Committee, Mr. Altobello, Mr. Harlan and Mr. Lindner. The Board has determined that each member of the Charitable Giving Committee is independent as defined in the NYSE listing standards. The Charitable Giving Committee assists the Board by overseeing the Company’s philanthropic program to ensure that its goals and objectives are being met in a cost effective manner and that it is being successful, in fact and in public perception, in fulfilling its responsibilities as a good corporate citizen. The Charitable Giving Committee met once in 2004. The Board of Directors has adopted a written charter for the Charitable Giving Committee, which is posted in the Corporate Governance section of the Company’s website at www.fbr.com.
Availability of Corporate Governance Materials
Shareholders may view our corporate governance materials, including Articles of Incorporation and Bylaws of the Company, our Corporate Governance Guidelines, our Statement of Business Principles, and the charters of each of the Board Committees, on the Company’s website at www.fbr.com under Corporate Governance. Copies may also be obtained free of charge by submitting a written request to the Corporate Secretary, Friedman, Billings, Ramsey Group, Inc., 1001 Nineteenth Street North, Arlington, VA 22209.
Director Nominations
The Company’s Nominating and Governance Committee’s responsibilities include, as noted above and as described in the Committee’s charter, seeking, screening and recommending director candidates for nomination to serve on our Board of Directors. The Company’s Corporate Governance Guidelines also contain information concerning the responsibilities of the Nominating and Governance Committee with respect to identifying and evaluating director candidates.
Director Candidate Recommendations and Nominations by Shareholders
The Nominating and Governance Committee will consider director candidates recommended by shareholders under the conditions described in this paragraph. A shareholder may nominate person(s) for election to the Board of Directors in compliance with applicable Virginia state law and the Company’s Bylaws. The Company’s Bylaws require that any such proposals or nominations for the Company’s 2006 Annual Meeting must be received by the Company no earlier than February 10, 2006, and no later than March 12, 2006. Any such notice must satisfy the other requirements with respect to such proposals and nominations contained in the Company’s Bylaws. If a shareholder fails to meet these requirements or deadlines or fails to comply with the requirements of SEC Rule 14a-8, such nominations will be considered out of order and will not be acted upon at the Company’s 2006 Annual Meeting. The Company may exercise discretionary voting authority under proxies it solicits to vote against any such proposal.
Process for Identifying and Evaluating Director Candidates
The Nominating and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Company’s Corporate Governance Guidelines. The Committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members, as well as the composition of the Board as a whole. In addition, the committee will evaluate a candidate’s independence, diversity, business experience and skills, judgment, integrity, and the ability to commit sufficient time and attention to the activities of the Board, in the context of the Board’s needs. The committee evaluates any properly submitted shareholder nominations no differently than other nominations.
Communications with our Board
Stockholders wishing to communicate with the Board of Directors should send any communication to:
           Corporate Secretary
Friedman, Billings, Ramsey Group, Inc.
1001 Nineteenth Street North
Arlington, VA 22209
Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors, a committee of the Board of Directors, or to any individual director or directors, as appropriate. If a communication is unduly hostile, threatening, illegal or similarly inappropriate, the Corporate Secretary is authorized by the Board to discard the communication or take appropriate legal action regarding the communication.
Director Attendance at Annual Meeting
The Board of Directors has not adopted a formal policy regarding director attendance at annual meetings, but encourages director attendance at annual meetings.
Contributions to Charitable Entities
The Company did not make any charitable contributions to any charitable organization in which a director served as an executive officer.
Executive Officers of the Company
Following is a list of persons serving as executive officers of the Company and their titles as of December 31, 2004.
In April 2004, the Company created a four person Office of Chief Executive. Members of the Office of Chief Executive were: Emanuel J. Friedman and Eric F. Billings, who served as Co-Chairmen and Co-Chief Executive Officers; Richard J. Hendrix, who is President and Chief Operating Officer, and J. Rock Tonkel, Jr., who is President and Head of Investment Banking. In addition to the chief executive duties of the office, this team is responsible for strategic planning.
EMANUEL J. FRIEDMAN Until he retired on April 27, 2005 Mr. Friedman, age 58, was Co-Chairman and Co-Chief Executive Officer. Since co-founding the Company in 1989 he has continuously served as a director. He served as Chairman and Chief Executive Officer from 1989 to 1999, as Chairman and Co-Chief Executive Officer from 1999 to April 2003, and as Co-Chairman and Co-Chief Executive Officer until April 27, 2005. Mr. Friedman is a trustee of the Corcoran Gallery of Art. Mr. Friedman has announced his retirement from the Company, including his director and officer positions, effective as of April 27, 2005.
ERIC F. BILLINGS Mr. Billings, age 52, is Chairman and Chief Executive Officer. Since co-founding the Company in 1989, he has continuously served as a director. He served as Vice Chairman and Chief Operating Officer from 1989 to 1999, and as Vice Chairman and Co-Chief Executive Officer from 1999 to April 2003, when he became Co-Chairman and Co-Chief Executive Officer. Mr. Billings became Chairman and Chief Executive Officer on April 28, 2005. He also manages FBR Weston, Limited Partnership. Mr. Billings is the brother of Mr. Jonathan Billings, who is Head of Institutional Brokerage at FBR. Mr. Billings serves on the boards of Wish Friends, Inc., The Washington Scholarship Fund and Catholic Charities.
RICHARD J. HENDRIX Mr. Hendrix, age 39, is President and Chief Operating Officer, a position which he assumed in April 2004. Between April 2003 and April 2004, Mr. Hendrix served as Chief Investment Officer. Prior to FBR’s merger with FBR Asset in March 2003, upon his joining FBR in 1999, Mr. Hendrix served as the President and Chief Operating Officer of FBR Asset Investment Corporation in addition to his investment banking responsibilities at FBR. Prior to joining FBR, Mr. Hendrix was a Managing Director of PNC Capital Markets’ Investment Banking group. Mr. Hendrix previously also headed PNC Capital Markets asset-backed securities business, which executed both registered underwritten and privately placed asset-backed securities transactions and administered two asset-backed commercial paper conduits. Mr. Hendrix joined PNC in 1987 and was appointed by PNC to work with FBR in 1997 in connection with a strategic alliance between the two companies.
J. ROCK TONKEL, JR. Mr. Tonkel, age 42, is President and Head of Investment Banking, a position which he assumed in April 2004. Prior to assuming his current position, Mr. Tonkel served as Executive Vice President and Head of Investment Banking at Friedman, Billings, Ramsey& Co., Inc., FBR’s wholly owned broker-dealer subsidiary, a position he assumed in February 2002. Mr. Tonkel joined FBR in 1994 as Managing Director of Investment Banking’s Financial Institutions Group. Prior to joining FBR, Mr. Tonkel served as Special Assistant to the Director of the Office of Thrift Supervision (OTS), the regulatory agency for the savings and loan industry. Prior to OTS, Mr. Tonkel was an associate with Prudential Securities and an associate with Keefe, Bruyette & Woods, Inc. in New York City. In April 2003 he became an executive officer of the Company.
WILLIAM J. GINIVAN Mr. Ginivan, age 54, is Senior Vice President and Chief Legal Officer. Mr. Ginivan joined FBR in January 1998 as Deputy General Counsel and was appointed to his current position in January 2000. Prior to joining FBR, Mr. Ginivan was Associate General Counsel of the Student Loan Marketing Association (Sallie Mae), and Managing Director and General Counsel of Sallie Mae’s investment banking subsidiary, Education Securities, Inc. from 1994 to 1997. Prior to joining Sallie Mae, Mr. Ginivan was an attorney in the Enforcement Division of the SEC. Mr. Ginivan is a member of the American Bar Association, Business Law Section’s Committee on Corporate Governance and serves on the Corporate Advisory Board of So Others Might Eat.
KURT R. HARRINGTON Mr. Harrington, age 52, is Senior Vice President, Chief Financial Officer and Treasurer, a position he has held since January, 2000. Mr. Harrington joined FBR as Vice President of Finance and Treasurer in March 1997. He was previously the Chief Financial Officer of Jupiter National, Inc., a publicly traded, closed-end venture capital company. From 1980-1990, Mr. Harrington served in a number of senior financial accounting, reporting and business planning positions at MCI Communications Corporation and Marriott Corporation, in Washington, D.C. He began his career with the public accounting firms of Meahl, McNamara & Co., Boston, Massachusetts and later, Price Waterhouse, Washington, D.C. Mr. Harrington received his Certified Public Accountant certification in 1978. Mr. Harrington serves on the board of DanceSmith, a charitable organization, and is a Trustee of Nichols College.

ROBERT J. KIERNAN Mr. Kiernan, age 39, is Vice President, Controller and Chief Accounting Officer. Mr. Kiernan joined FBR in August 2002 as Controller, and was appointed to his current position in April 2003. Prior to joining FBR, Mr. Kiernan was a senior manager in the assurance practice at Ernst & Young focusing on clients in the financial services industry. Mr. Kiernan is a Certified Public Accountant.
SECURITY OWNERSHIP
Security Ownership of Management
The information below shows, as of April 11, 2005 (the Record Date), the number of shares of Class A and Class B Common Stock, and shares of Class A Common Stock underlying options exercisable within 60 days, beneficially owned by: (a) each director and director nominee, (b) the Co-Chairmen and Co-Chief Executive Officers and the next four highest compensated executive officers during 2005 ( together with Mr. Smith and Mr. Jonathan Billings, the “Named Executive Officers”), and (c) the directors and executive officers of the Company as a group. The following figures for shares outstanding as of April 11, 2005, were used for calculating ownership: Class A: 146,408,574; Class B: 24,929,599. Each share of Class B Common Stock has three votes.
Unless otherwise indicated in the accompanying footnotes, all of the shares of Class A and Class B Common Stock listed below are owned directly, and the indicated person has sole voting and investment power.

							Shares
	Shares of		Percent of	Shares of		Percent of	Acquirable		Percent
	Class A		Class A	Class B		Class B	Within 60 days		of All
Name	Common Stock		Common Stock	Common Stock		Common Stock	(All Class A)		Common Stock

Emanuel J. Friedman, Co-Chairman and Co-Chief Executive Officer†	1,065,543		*	9,517,100	(1)	38.2%	None		6.177%
Eric F. Billings, Co-Chairman and Co-Chief Executive Officer†	940,673	(2)	*	8,065,400	(3)	32.4%	None		4.7%
J. Rock Tonkel, Jr., President and Head of Investment Banking	1,253,443		*	330,000	(4)	1.3%	200,000		1%
Richard J. Hendrix, President and Chief Operating Officer	529,670		*	None			None		*
Kurt R. Harrington, Chief Financial Officer	149,855		*	None			25,750		*
William J. Ginivan, Chief Legal Officer	153,252		*	None			None		*
W. Russell Ramsey	8,127		*	947,079	(5)	3.7%	3,000		*
Daniel J. Altobello	30,030		*	None			None		*
Peter A. Gallagher	36,656		*	None			None		*
Stephen D. Harlan	85,585		*	None			None		*
Russell C. Lindner	22,216		*	None			43,800	(6)	*
Wallace L. Timmeny	11,679		*	None			35,000		*
John T. Wall	17,127		*	None			10,000		*
Robert S. Smith(7)	549,242		*	None			220,318		*

						Shares
	Shares of	Percent of	Shares of		Percent of	Acquirable	Percent
	Class A	Class A	Class B		Class B	Within 60 days	of All
Name	Common Stock	Common Stock	Common Stock		Common Stock	(All Class A)	Common Stock

	696,729		2,188,800
Jonathan Billings(8)	(9)	*		(10)	8.8%	7,500	1.7%
All executive officers and directors as a group (16 persons)(11)	5,552,020	3.8%	21,048,379		84.4%	539,868	13.8%

†	Mr. Friedman retired on April 27, 2005. Mr. Billings’ title is now Chairman and Chief Executive Officer.

*	Less than one percent

(1)	Includes 400,000 shares held in the Friedman French Foundation as to which Mr. Friedman shares voting and investment control.

(2)	Includes 893,155 shares in FBR Weston, Limited Partnership, which is managed by Mr. Billings, as to which he disclaims beneficial ownership except to the extent of his pecuniary interest in the fund.

(3)	Includes 92,260 shares held in trust for his children, as to which Mr. Billings disclaims beneficial ownership.

(4)	Includes 50,000 shares held in a family trust, as to which Mr. Tonkel disclaims beneficial ownership except to the extent of his pecuniary interest in the trust.

(5)	Includes 92,250 shares held in trust for his children, as to which Mr. Ramsey disclaims beneficial ownership.

(6)	Consists of options held in trust for his children, as to which Mr. Lindner disclaims beneficial ownership.

(7)	Mr. Smith served as Chief Operating Officer in 2004 from January 1 through April 27, and thereafter served as Executive Vice President until his resignation from the Company effective as of July 31, 2004, and is included in this table pursuant to applicable SEC regulations.

(8)	Mr. Billings served as Executive Vice President and Head of Institutional Brokerage in 2004 from February 2004 to May 2004, and is included in this table pursuant to applicable SEC regulations.

(9)	Includes 535,805 shares held in a family trust, as to which Mr. Billings disclaims beneficial ownership except to the extent of his pecuniary interest in the trust.

(10)	Includes 92,260 shares held in trust for his children, as to which Mr. Billings disclaims beneficial ownership.

(11)	Includes the beneficial ownership of Mr. Robert Kiernan.
Security Ownership of Certain Beneficial Owners
Based on information available to the Company, including shareholder filings with the Securities and Exchange Commission (“SEC”), no person or entity beneficially owned more than 5 percent of the Company’s Class A Common Stock as of December 31, 2004.
Equity Compensation Plans
The following table summarizes information with respect to equity compensation as of December 31, 2004, as granted under the Friedman, Billings, Ramsey Group, Inc. 2004 Long-Term Incentive Plan and the Friedman, Billings, Ramsey Group, Inc. Non-Employee Director Stock Compensation Plan:

Number of Securities
Remaining Available for
	Number of Securities to be		Weighted Average	Future Issuance Under
	Issued Upon Exercise of		Exercise Price of	Equity Compensation Plans
	Outstanding Options,		Outstanding Options,	(excluding securities
	Warrants and Rights		Warrants and Rights	reflected in column (a))
	(a)		(b)	(c)

Equity Compensation Plans Approved by Shareholders	3,446,599	(1)	$17.08	10,491,349
Equity Compensation Plans Not Approved by Shareholders	—		—	—

(1)	The Company grants only stock options under its equity compensation plans; it does not issue warrants or rights. The options outstanding are held by members of our Board of Directors and approximately 542 employees.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports of ownership and changes in ownership of the Company’s securities with the SEC. During 2004, all of the Company’s directors and executive officers filed all reports required by Section 16(a) on a timely basis.
THE BOARD OF DIRECTORS
Certain Relationships and Related Transactions
Relationships with Directors
In the ordinary course of business the Company and its subsidiaries may have transactions with corporations or other entities in which its directors have an interest. None of these transactions exceeded 5% of the gross revenues of either the Company or the other corporation or entity in 2004. The Company is not indebted to any entity in which a director has an equity interest.
Mr. Timmeny is a partner at the law firm of Dechert, LLP which has, from time to time, provided legal advice to the Company’s subsidiaries regarding certain matters and is expected to continue to do so. During 2004 the Company paid Dechert approximately $3,094,000 for legal services rendered, which amounted to less than 1% of Dechert’s total revenues in such year.
Certain executives and directors may invest their personal funds in funds and securities offered by the Company or otherwise engage in transactions in the ordinary course of business involving goods and services provided by the Company, such as brokerage, investment management and financial advisory services, on the same terms and with the same conditions as those offered to other clients who are not directors, executives or employees of the Company.
From time to time we may perform investment banking, financial advisory and other services in the ordinary course of our business for entities with which some of our directors are affiliated. Any such transactions are expected to be on an arms-length basis and otherwise in the ordinary course of our business.
Transactions Involving Affiliates
Employment of Certain Family Members
The following family members of certain executive officers are founding employees of the Company employed by Friedman, Billings, Ramsey & Co., Inc., the Company’s wholly owned broker-dealer subsidiary: Mr. Jonathan Billings, whose compensation is set forth on the Summary Compensation Table on page 17, is a brother of Mr. Eric Billings, and was Executive Vice President and Head of Institutional Brokerage in 2004. Ms. Elisabeth Friedman, sister-in-law of Emanuel Friedman, is Senior Vice President, Sales, and during 2004 earned $630,290 in commissions; Ms. Friedman is not paid a base salary.
Charter Use of Aircraft Owned by Related Parties
The Company charters for business use an airplane owned by EFB Aviation LLC, which is principally owned by Mr. Eric Billings, and an airplane owned by TB Aviation, LLC, which is principally owned by Mr. Tonkel and Mr. Jonathan Billings. The aircraft is leased through an independent airline charter company that maintains the aircraft, hires pilots and attendants and will, on occasion, assist in the leasing of the aircraft for use by third parties. The Company only pays for business use of the aircraft. The Company pays an hourly charter rate that it believes is below market rates for comparable aircraft on comparable routes, based on an independent, external review conducted under the auspices of the Nominating and Governance Committee. The Board of Directors reviews the charter lease rates on a quarterly basis. During 2004, the Company incurred expenses of $1,215,959 for its use of Mr. Eric Billings’ airplane, and $96,942 for the use of Mr. Tonkel’s and Mr. Jonathan Billings’ airplane.
Investment in Ramsey Asset Management
Mr. Ramsey was until December 31, 2001 the Company’s President and Co-Chief Executive Officer and he remains a director of the Company. Mr. Ramsey is Chairman and Chief Executive Officer of Ramsey Asset Management, LLC (formerly BEM Capital Services LLC), which manages the RNR II (formerly Capital Crossover Partners) (“RNR II”) and RNR III investment funds. The Company is an investor in RNR II with invested capital of $15 million. The Company made its investment in RNR II based on the Company’s assessment of the potential return on the investment and because the Company believed it presented the Company with the potential for certain strategic relationships that could be beneficial to the Company’s business. In connection with services provided to RNR II, the Company earns fees and is entitled to receive three percentage points of carried interest in RNR II. For the year ended December 31, 2004, the Company recorded investment income of $3.9 million related to its investment in RNR II, and $1.04 million in connection with its carried interest. The fees the Company has received and the carried interest it is entitled to receive were determined based on negotiations with Mr. Ramsey. The Company does not control RNR II or have influence over the management, investment strategy or operations of RNR II.
COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
The Board of Directors has determined that each member of the Company’s Compensation Committee is independent as defined in the NYSE listing standards.
DIRECTOR AND MANAGEMENT COMPENSATION
Director Compensation
Each non-employee director receives an annual retainer of $50,000 for service on the Company’s Board, a fee of $1,500 for each in-person meeting of the Company’s Board or a Committee of the Board, and a fee of $500 for each telephonic meeting of the Company’s Board or a Committee of the Board. The Lead Director receives an additional annual retainer of $25,000, the Chairman of the Audit Committee receives an additional annual retainer fee of $15,000, and the Chairmen of the other four Committees receive an additional retainer fee of $10,000, and one half of these additional fees are paid in the Company’s restricted stock units. Non-employee directors also receive an annual grant of restricted stock units equal to $80,000 pursuant to the terms of the Friedman, Billings, Ramsey Group, Inc. Long Term Incentive Plan (“FBR Long Term Incentive Plan”). No separate compensation is paid to directors who are officers of the Company for their services as directors.
Report On Executive Compensation
The following Report on Executive Compensation for fiscal year 2004 is submitted by the Compensation Committee of the Board of Directors, which is composed of three of the Company’s independent, non-employee directors: Mr. Altobello (Chairman), Mr. Gallagher and Mr. Wall.
Compensation Paid to Executive Officers
In establishing executive compensation for 2004, the Compensation Committee followed a policy of setting relatively low fixed salaries for the Executive Officers and tied the bonus or “at risk” portion of each executive’s compensation directly to the Company’s profitability, and in the case of Messrs. Hendrix and Tonkel, also to the profitability of the business units for which they have operational responsibility. Therefore, in 2004, each of FBR’s executive officers received a base salary, and was eligible to receive a bonus, a portion of which would be paid as cash under the Key Employee Incentive Plan and a portion of which would be paid as restricted stock under the FBR 2004 Long-Term Incentive Plan.
Base Salaries. Base salaries were set at relatively low levels so that a significant amount of total possible overall compensation would be determined by FBR’s profitability. In setting the amount of each base salary, the Compensation Committee considered several factors, including competitive factors within FBR’s industry and the past contributions and performance of each executive officer.
Annual Bonuses. In March of 2004 the Compensation Committee adopted criteria under the Key Employee Incentive Plan for the establishment of a bonus pool out of which bonuses to Messrs. Friedman and Billings, the Co-Chief Executive Officers, Mr. Hendrix, the President and Chief Operating Officer, Mr. Tonkel, the President and Head of Investment Banking, Mr. Harrington, the Chief Financial Officer, and Mr. Ginivan, the Chief Legal Officer, would be paid based on recommended percentages of the bonus pool for each of the six participants.
For 2004, the Compensation Committee established the first part of the bonus pool as a percentage of the Company’s profitability, up to a maximum of 8%. The Compensation Committee also determined the respective portions of the pool that each of the named executive officers were to receive. In addition, Messrs. Hendrix and Tonkel were eligible to receive bonus payments determined by the profitability of each of the business units for which they have operational responsibility (principal investments for Mr. Hendrix and investment banking for Mr. Tonkel). This portion of the bonus pool was set at fixed percentages of profitability of their respective business units. In each case, profitability was defined as the Company’s or the business unit’s pre-tax net income, before deducting the executive bonus pool.
Based on the Company’s performance for 2004, the Compensation Committee set the first part of the bonus pool at 7.8% of the Company’s profitability.
Long Term Incentive Compensation. In 2004, the Compensation Committee determined that a portion of executive officer bonuses would be paid in restricted stock vesting ratably over three years to be issued under the FBR 2004 Long-Term Incentive Plan. For 2004, all of the named executive officers received a portion of their year-end bonuses in such restricted stock as noted in the Summary Compensation Table on page 17.
Stock Options. While the FBR 2004 Long-Term Incentive Plan permits the award of stock options, none were issued to executive officers in 2004.
Retirement Benefits. As part of its policy of maintaining a compensation system that is incentive driven, the Company does not provide retirement benefits, other than a defined contribution savings plan available to all Company employees pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). During 2004, FBR did not match any employee contributions made under that plan.
Employment Contracts. The Company has not entered into employment contracts with any of the named executive officers.
2004 Compensation Paid to the Co-Chief Executive Officers
In setting the compensation levels of the Co-Chief Executive Officers, the Compensation Committee considered a several factors, including the Co-CEO’s respective responsibilities for implementing the Company’s strategic business plan, their respective contributions in the revenue producing units of the Company, peer group compensation levels, as well as their potential overall compensation. Because of the Company’s policy of placing a significant portion of their total possible compensation at risk based on performance criteria, the base salaries of the Co-Chief Executive Officers remained at its 2003 level of $480,000 in 2004, after having been voluntarily reduced in 2002 to that amount from $600,000.
The maximum bonus each of the Co-Chief Executive Officers was eligible to receive under the Compensation Committee’s 2004 criteria was $10,250,360, based on performance under the 2004 bonus criteria described under Annual Bonuses, above. Based on that criteria, the performance of the Company in 2004 entitled each of the Co-Chief Executive Officers to receive this amount which was paid in cash and restricted stock as follows: $9,367,887 and 47,293 shares of the Company’s restricted stock (valued at $882,473 based on the closing price on the New York Stock Exchange on the date of grant) for a total bonus value of $10,250,360.
The Co-Chief Executive Officers received no other compensation in 2004.
Tax Considerations
Section 162(m) of the Internal Revenue Code (the “Code”), generally denies a tax deduction to any publicly-held company for compensation paid to one of the company’s five most highly compensated executive officers which exceeds $1 million. Section 162(m) of the Code provides exemptions to this limitation on deductions for compensation which meets certain “performance based” criteria. All compensation paid to the Company’s Co-Chief Executive Officers and the four other highest paid executive officers has been paid pursuant to plans that are performance based and thus exempt from the limitations of Section 162(m). The Company believes that the primary purpose of executive compensation should be to motivate executives to implement the Company’s strategic plans in order to increase shareholder value. To the extent that achieving that purpose is consistent with making executive compensation tax deductible pursuant to Section 162 (m) of the Code, it is the Company’s intention to grant executive compensation that qualifies for tax deductions.
Respectfully submitted,
Daniel J. Altobello, Chairman
Peter A. Gallagher
John T. Wall

Summary Compensation Table
The following table shows the compensation for the Company’s Co-Chairmen and Co-Chief Executive Officers and the next four highest compensated executive officers with their current titles for the fiscal year ended December 31, 2004. Also included on the table are Robert S. Smith and Jonathan Billings, who served as executive officers until July 31, 2004 and May 15, 2004 respectively, and would have been among the four most highly compensated executive officers for 2004 but for the fact that they were not executive officers as of December 31, 2004.

						Long Term
						Compensation Awards
		Annual Compensation
						Restricted		Securities
Name and				Other Annual		Stock		Underlying	All Other
Principal Position	Year	Salary($)	Bonus($)	Compensation($)		Awards($)(1)		Options/SARs	Compensation($)

Emanuel J. Friedman	2004	480,000	9,367,887	—		882,473	(2)	—	—
Co-Chairman and	2003	480,000	8,977,838	—		—		—	—
Co-Chief Executive Officer	2002	480,000	5,685,391	—		—		—	—

Eric F. Billings	2004	480,000	9,367,887	—		882,473	(2)	—	—
Co-Chairman and	2003	480,000	8,977,838	—		—		—	—
Co-Chief Executive Officer	2002	480,000	5,685,391	—		—		—	—

J. Rock Tonkel Jr.	2004	250,000	7,254,456	184,680	(3)	1,995,544	(4)	—	—
President and	2003	250,000	5,075,000	—		2,419,470	(5)	—	—
Head of Investment Banking	2002	250,000	5,775,000	850,000	(6)	716,250	(7)	200,000	—

Richard J. Hendrix	2004	250,000	6,633,348	167,480	(8)	2,559,152	(9)	—	—
President and	2003	250,000	3,988,974	—		2,002,320	(10)	—	—
Chief Operating Officer	2002	250,000	1,650,000	240,000	(11)	573,000	(12)	—	—

Kurt R. Harrington	2004	250,000	986,753	11,400	(3)	169,118	(13)	—	—
Senior Vice President,	2003	200,000	772,000	—		278,100	(14)	—	—
Chief Financial Officer	2002	200,000	717,174	—		—		—	—
and Treasurer

William J. Ginivan	2004	250,000	986,753	11,400	(3)	169,118	(13)	—	—
Senior Vice President and	2003	225,000	602,000	—		278,100	(14)	—	—
Chief Legal Officer	2002	225,000	284,269	—		—		—	—

Robert S. Smith(15)	2004	145,833	1,850,000	14,427	(3)	—		—	1,546,659	(16)
	2003	250,000	2,466,946	—		501,526	(17)	—	—
	2002	250,000	1,847,752	—		—		—	—

Jonathan Billings(18)	2004	187,500	3,710,294	331,063	(19)	539,706	(20)	7,500	—
	2003	135,000	—	1,312,092	(21)	889,920	(22)	—	—
	2002	60,000	—	1,627,362	(21)	—		—	—

(1)	In the aggregate as of December 31, 2004, the executive officers held 365,000 shares of Restricted Stock valued at $7,077,350 based on the closing price of the Company’s stock on that date. Restricted stock awards are valued based on the closing price of the Company’s unrestricted stock on the date of grant. Dividends are paid on restricted stock.

(2)	Consists of 47,293 shares of Restricted Stock awarded in February 2005 for performance during 2004.

(3)	Consists of dividends paid on restricted stock granted pursuant to the Company’s Long Term Investment Plan.

(4)	Consists of 106,943 shares of Restricted Stock awarded in February 2005 for performance during fiscal year 2004.

(5)	Consists of 87,000 shares of Restricted Stock awarded in March 2004 for performance during fiscal year 2003.

(6)	Market value at time of receipt of units of limited partnership interest in First States Group, L.P. awarded in 2002 as compensation.

(7)	Consists of 75,000 shares of restricted stock awarded in April 2003 for performance during 2002.

(8)	Consists of dividends paid on restricted stock granted pursuant to the Company’s Long Term Investment Plan. In addition, in 2004 Mr. Hendrix received 60,000 warrants to purchase shares of Highland Hospitality Corporation as compensation for his 2003 activities in investment banking, not in connection with his activities as an executive officer of the Company. The warrants, which have a strike price of $10 per share, currently have no value.

(9)	Consists of 136,638 shares of Restricted Stock awarded in February 2005 for performance during fiscal year 2004.

(10)	Consists of 72,000 shares of Restricted Stock awarded in March 2004 for performance during 2003.

(11)	Market value at time of receipt of units of limited partnership interest in First States Group, L.P. awarded in 2002 as compensation. The limited partnership units vest over time and convert to shares of American Financial Realty Trust. As of the date hereof two thirds, or 16,000, have vested and been converted to shares of American Financial Realty Trust.

(12)	Consists of 60,000 shares of Restricted Stock awarded in April 2003 for performance during 2002.

(13)	Consists of 9,064 shares of Restricted Stock awarded in February 2005 for performance during fiscal year 2004.

(14)	Consists of 10,000 shares of Restricted Stock awarded in March 2004 for performance during 2003.

(15)	Mr. Smith served as Chief Operating Officer in 2004 from January 1 through April 27, and thereafter served as Executive Vice President until his resignation from the Company effective as of July 31, 2004, and is included in this table pursuant to applicable SEC regulations.

(16)	In connection with his resignation from the Company, Mr. Smith received payments in 2004 totaling $1,250,000, which payments continue in 2005 for an aggregate total of $3,000,000. Also includes $296,659, representing income recognized as a result of the release of restrictions on 18,034 shares of restricted stock originally granted in 2004.

(17)	Consists of 18,034 shares of Restricted Stock awarded in March 2004 for performance during 2003.

(18)	Mr. Billings served as Executive Vice President and Head of Institutional Brokerage in 2004 from February 2004 to May 2004, and is included in this table pursuant to applicable SEC regulations.

(19)	Consists of dividends paid on restricted stock granted pursuant to the Company’s Long Term Investment Plan, and $294,583 in commissions.

(20)	Consists of 28,924 shares of Restricted Stock awarded in February 2005 for performance during fiscal year 2004.

(21)	Consists entirely of commissions.

(22)	Consists of 32,000 shares of Restricted Stock awarded in March 2004 for performance during 2003.

Aggregated Option Exercises and Fiscal Year-End Option Values

Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		December 31, 2004		December 31, 2004(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Emanuel J. Friedman	—	—	—	—	—	—
Eric F. Billings	—	—	—	—	—	—
J. Rock Tonkel Jr.	—	—	200,000	—	—	—
Richard J. Hendrix	—	—	—	—	—	—
William J. Ginivan	—	—	—	—	—	—
Kurt R. Harrington	45,000	$677,517	25,750	—	—	—
Robert S. Smith	—	—	220,318	—	$1,264,393	—
Jonathan Billings	—	—	7,500	—	—	—

(1)	Based on a closing price on the New York Stock Exchange on December 31, 2004 of $19.39.

Audit Committee Report
The following report is submitted by the Audit Committee of the Board of Directors, which is composed of four of the Company’s independent, non-employee directors, Mr. Harlan, Chairman, and Mr. Altobello, Mr. Gallagher and Mr. Wall. The Board of Directors has concluded that each member of the Audit Committee is an “independent” director under the enhanced independence standards for audit committee members in the rules promulgated by the SEC under the Securities Exchange Act of 1934 and in the NYSE listing standards. The Board of Directors has determined that Mr. Harlan is qualified as an audit committee financial expert, within the meaning of SEC regulations, and possesses related financial management expertise within the meaning of the listing standards of the NYSE.
The Audit Committee assists the Board of Directors in monitoring the Company’s financial reporting process. The Company has primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for expressing an opinion on the Company’s consolidated financial statements and on its internal control over financial reporting as of December 31, 2004 and on its 2003 and 2002 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).
In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2004 Annual Report on SEC Form 10-K with the Company’s management and its independent registered public accountants. The Audit Committee discussed with the PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with PwC its independence from the Company and its management including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has considered the compatibility of non-audit services with the auditors’ independence.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.
Also, in accordance with its Charter, the Audit Committee met quarterly with its independent registered public accountants and with senior financial management to review their work and the financial results reported for the quarter, and otherwise complied with all provisions of its Charter.
Respectfully submitted,
Stephen D. Harlan, Chairman
Daniel J. Altobello
Peter A. Gallagher
John T. Wall

STOCK PERFORMANCE GRAPH
The following graph compares the change in the cumulative total shareholder return for the Company’s Class A Common Stock with the comparable cumulative return of two indexes: the Standard & Poors (“S&P”) 500 Stock Index and the FSA Mid-Cap Index published by Financial Service Analytics, Inc.
The Company’s Class A Common Stock trades on the New York Stock Exchange. The graph assumes $100 invested on December 31, 1999 in the Company’s Class A Common Stock and $100 invested at the same time in each of the above mentioned indexes. The comparison assumes that all dividends are reinvested.

	FBR	FBR	FSA	S&P 500
	Prices(1)	Indexed	Mid-Cap	Indexed

Dec-99	$7.88	$100	$100	$100
Dec-00	6.56	83	151	91
Dec-01	5.19	66	161	80
Dec-02	9.36	119	158	62
Dec-03	23.08	313	257	80
Dec-04	19.39	283	343	89

(1)	Closing price of the Company’s Class A Common Stock on the NYSE on December 31 of the indicated year.
OTHER MATTERS TO COME BEFORE THE MEETING
The Board of Directors does not know of any matters that will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting, it is intended that the persons named in and acting under the enclosed form of proxy or their substitutes will vote thereon in accordance with their best judgment.

ANNUAL REPORT TO SHAREHOLDERS
The Company’s 2004 Annual Report to Shareholders is enclosed with this Proxy Statement.
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
A shareholder who wishes to introduce a proposal for consideration at the Company’s 2006 Annual Meeting may seek to have that proposal included in the Company’s proxy statement pursuant to SEC Rule 14a-8. To qualify for this, the proposal must be received at the Company’s principal executive offices not later than December 31, 2005 and must satisfy the other requirements in the Company’s Bylaws and/or Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included.
A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors in compliance with applicable Virginia state law and the Company’s Bylaws. The Company’s Bylaws provide that any such proposals or nominations for the Company’s 2006 Annual Meeting must be received by the Company no earlier than February 10, 2006, and no later than March 12, 2006. Any such notice must satisfy the other requirements with respect to such proposals and nominations contained in the Company’s Bylaws. If a shareholder fails to meet these requirements or deadlines or fails to comply with the requirements of SEC Rule 14a-8 (if applicable), such proposals will be considered out of order and will not be acted upon at the Company’s 2006 Annual Meeting. The Company may exercise discretionary voting authority under proxies it solicits to vote against any such proposal.

ANNUAL MEETING OF SHAREHOLDERS OF

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

June 9, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.  To elect the eight directors of the Company.

NOMINEES
☐ FOR ALL NOMINEES	¡	Eric F. Billings
	¡	W. Russell Ramsey
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Daniel J. Altobello Peter A. Gallagher
	¡	Stephen D. Harlan
☐ FOR ALL EXCEPT	¡	Russell C. Lindner
(See instructions below)	¡	Wallace L. Timmeny
	¡	John T. Wall

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

		FOR	AGAINST	ABSTAIN

2.	To ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent registered public accounting firm for 2005.	☐	☐	☐

3.	To act upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted “FOR” the proposals set forth above. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

The signer hereby revokes all previous proxies given by the signer to vote at the annual meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Shareholder __________________   Date: ________________, 2005  Signature of Shareholder __________________   Date: ________________, 2005

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

Potomac Tower

1001 Nineteenth Street North

Arlington, VA 22209

Proxy

ANNUAL MEETING OF SHAREHOLDERS

JUNE 9, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 9, 2005 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     The undersigned hereby appoints William J. Ginivan and Kurt R. Harrington or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all common stock of the undersigned in Friedman, Billings, Ramsey Group, Inc. at the Annual Meeting of Shareholders to be held at the Ritz-Carlton Hotel, 1150 22nd Street, N.W., Washington, D.C. 20037, on Thursday, June 9, 2005 at 9:00 a.m., and at any adjournment or postponement thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that may properly come before the meeting or at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)